UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 5, 2004

Date of Report (Date of earliest event reported)

RAMBUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 El Camino Real, Los Altos, CA 94022

(Address of principal executive offices, including zip code)

(650) 947-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report

Item 5.	Other Information

On May 5, 2004, Rambus Inc. issued a press release announcing that it has filed an anti-trust lawsuit against certain computer memory manufacturers.

On May 5, 2004, Rambus posted at www.rambus.com/inv, under the “Litigation Update” section, a list of frequently asked questions related to the filing of the lawsuit.

A copy of the press release and faq are attached as Exhibit 99.1 and 99.2, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release issued by Rambus Inc. dated May 5, 2004

99.2	List of frequently asked questions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMBUS INC.

/s/ ROBERT K. EULAU

Robert K. Eulau, Senior Vice President, Finance and Chief Financial Officer

Date: May 5, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Rambus Inc. dated May 5, 2004
99.2	List of frequently asked questions